Exhibit 10.2

STOCK OPTION AGREEMENT

This Stock Option Agreement (this “Agreement”) is made and entered into as of ____ by and between Acme United Corporation, a Connecticut corporation, (the “Corporation”) and __________ (the “Optionee”).

Grant Date: ____________________________________

Exercise Price per Share: __________________________

Number of Option Shares: _________________________

Expiration Date: _________________________________

1.             Grant of Option.

1.1              Grant; Type of Option. The Corporation hereby grants to the Optionee an option (the “Option”) to purchase the total number of shares of Common Stock of the Corporation equal to the number of Option Shares set forth above, at the Exercise Price set forth above. The Option is being granted pursuant Section 2.1 (b) of the Corporation’s 2017 Non-Salaried Director Stock Option Plan (the “Plan”). The Option is a “non-qualified stock option” and an “Annual Option” under the Plan.”

1.2              Consideration; Option Subject to Plan. The grant of the Option is made in consideration of the services to be rendered by the Optionee to the Corporation as a member of its Board of Directors and is subject to the terms and conditions of the Plan. Capitalized terms used but not defined herein will have the respective meanings ascribed to them in the Plan.

2.             Vesting; Expiration.

2.1              Vesting. The Option will become vested and exercisable one day after the date on which the Option was granted.

2.2              Expiration. The Option will expire on the Expiration Date set forth above, or earlier as provided in this Agreement or the Plan.

3.             Termination of Service.

3.1              Termination for Reasons Other than Death, Disability or Retirement . If the Optionee ceases to serve as a director of the Corporation for any reason other than Death, Disability, or retirement, the Optionee may exercise the Option (in whole or in part) until the earlier of (a) the first anniversary after the date of such termination of the Optionee’s service as a director (a “Termination”), unless extended by the Compensation Committee of the Board of Directors, in its sole direction, within (30) days from the date of Termination; or (b) the Expiration Date.

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Notwithstanding the foregoing, if, upon Termination, the Optionee has served on the Board of Directors more than five (5) years, the exercise rights for the Option shall be automatically extended until the expiration of the Option Term for the Option. However, in no event may the Option be exercised after the expiration of the Option Term.

In the event that the Optionee is terminated for Cause, the Option (including any vested but unexercised or unvested portions thereof) shall immediately terminate and be null and void.

3.2     Termination Upon Death, Disability or Retirement. Upon a Termination as a result of Death, Disability, or retirement of the Optionee, (a) if the Optionee has served on the Board for five years or fewer, the unvested portion of the any Option shall immediately terminate, and the vested but unexercised portion of the Option may be exercised by the Optionee within twelve (12) months after Termination; and (b) if the Optionee has served on the Board for more than five years, the exercise rights for the Option shall be automatically extended until the expiration of the Option Term for the Option. However, in no event may the Option be exercised after the expiration of the Option Term.

4.             Method of Exercise.

4.1              Election to Exercise. To exercise the Option in whole or in part, the Optionee (or in the case of exercise after the Optionee’s death or incapacity, the Optionee’s executor, administrator, heir or legatee, as the case may be) must deliver to the Chief Financial Officer of the Corporation an exercise notice in the form attached as Exhibit A or as may otherwise be designated by the Corporation from time to time. In the event that Optionee elects to exercise its Option pursuant to Section 4.2(b) or (c) below, Optionee shall deliver the requisite exercise notice to the Chief Financial Officer of the Corporation via email.

4.2              Method of Exercise. The Exercise Price of the Option shall be paid in full at the time the Option (or portion thereof) is exercised. Such payment shall be made:

(a)                in cash in United States currency;

(b)               subject to the consent of the Corporation at the time of exercise, by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of the Option by the number of shares of Common Stock having an aggregate value equal to the total Exercise Price of the Option (or portion thereof) based on the Fair Market Value; or

(c)                subject to the consent of the Corporation at the time of exercise, the Optionee may elect to receive from the Corpoation cash in an amount equal to the number of shares of Common Stock subject to the Option (or portion thereof) that is being exercised multiplied by the excess of (A) the Fair Market Value over (B) the Exercise Price per share of the Option.

4.3            Withholding. If the Optionee is to experience a taxable event in connection with the receipt of shares of Common Stock pursuant to an Option exercise, the Optionee shall pay the amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Corporation prior to the issuance of such shares of Common Stock. If a cash payment is made in lieu of exercise, taxes will also be withheld as required by law. The Corporation has the right to withhold from any compensation paid to the Optionee. Notwithstanding any action the Corporation takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Optionee’s responsibility.

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4.4              Issuance of Shares. Provided that the Notice of Exercise and payment of the Exercise Price delivered by the Optionee to the Corporation pursuant to Section 4, above, are in form and substance satisfactory to the Corporation, the Corporation shall issue the requisite number of shares of Common Stock registered in the name of the Optionee, the Optionee’s designee (as designated in the notice of exercise), or the Optionee’s legal representative, as appropriate.

5.             No Rights as Shareholder. The Optionee shall not have any rights as a shareholder with respect to any shares of Common Stock subject to the Option prior to the date of the due exercise of the Option.

6.             Transferability. Except as expressly provided in the Plan, the Option shall not be transferable except by will, the laws of descent and distribution or a qualified domestic relations order (“QDRO”) as defined by the Internal Revenue Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. During the lifetime of the Optionee, grants under the Plan shall be exercisable only by the Optionee or by the guardian or legal representative of the Optionee or pursuant to a QDRO.

7.             Adjustments. The shares of Common Stock subject to the Option may be adjusted in any manner as contemplated by Section 3.2 of the Plan.

8.             Tax Matters. The Corporation (a) makes no representation or undertaking regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the Option or the subsequent sale of any shares issued upon exercise of the Option; and (b) has not structured the Option to reduce or eliminate the Optionee’s liability for Tax-Related Items. The Optionee acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the underlying shares and that the Optionee should consult a tax advisor prior to such exercise or disposition.

9.             Compliance with Law. (a) The exercise of the Option and the issuance and transfer of shares of Common Stock shall be subject to compliance by the Corporation and the Optionee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Corporation’s shares of Common Stock may be listed.

(b) The exercise of each Option granted under the Plan is subject to the condition that if, at any time the Corporation shall determine in its discretion that the listing, registration, or qualification of any shares of Common Stock otherwise deliverable upon such exercise upon any securities exchange or under any State or Federal law, or the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares thereunder, then, in any such event such exercise shall not be effective unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation in its sole discretion. Any such postponement shall not extend the time within which the Option may be exercised; and neither the Corporation nor its directors or officers shall have any obligation or liability to the Optionee or to a beneficiary or legal representative of the Optionee with respect to any shares of Common Stock as to which the Option shall lapse because of such postponement.

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10.         Notices. Any notice required to be delivered to the Corporation under this Agreement shall be in writing and addressed to the Chief Financial Officer of the Corporation at the Corporation’s principal corporate offices. Any notice required to be delivered to the Optionee under this Agreement shall be in writing and addressed to the Optionee at the Optionee’s address as shown in the records of the Corporation. In the event that Optionee elects to exercise its Option pursuant to Section 4.2(b) or (c) of this Agreement, Optionee shall deliver the requisite Notice of Exercise to the Chief Financial Officer of the Corporation via email. Either party may designate another address in writing (or by such other method approved by the Corporation) from time to time.

11.         Governing Law. This Agreement will be construed and its provisions enforced and administered in accordance with and under the laws of the State of Connecticut except to the extent that such laws may be superseded by any Federal law.

12.         Options Subject to Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

13.         Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Corporation and upon the Optionee and the Optionee’s beneficiaries, executors, administrators and the person(s) to whom the Option may be transferred pursuant to Section 6 of this Agreement.

14.         Amendment. Under certain circumstances, as set forth in Sections 3.3 and 3.4 of the Plan, the Corporation has the right to amend the Plan and the Options; provided, that no such action shall alter or impair any right or obligations under the Option without the Optionee’s consent, except as required under applicable law.

15.         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

16.         Acceptance. The Optionee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Optionee has read and understands the terms and provisions of the Plan and this Agreement, and accepts the Option subject to all of the terms and conditions of the Plan and this Agreement. The Optionee hereby agrees to accept as binding, conclusive, and final all decisions, determinations and interpretations of the Board of Directors upon any questions arising under the Plan.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ACME UNITED CORPORATION

By: ______________________
Name:
Title:

OPTIONEE

_________________________

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EXHIBIT A

Form of Notice of Exercise

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NOTICE OF EXERCISE

Under the 2017 Non-Salaried Director Stock Option Plan

Date of Exercise: _______________

Ladies and Gentlemen:

This constitutes notice to Acme United Corporation (“Acme”) under my stock option referred to below that I elect to purchase the number of shares of Common Stock (the “Shares”) for the price set forth below.

Option Information

Stock option dated: _______________

Number of shares as to
which option is exercised: _______________

Exercise price: $______________

Shares to be

issued in name of: _______________

Instructions to Optionholder: There are three methods by which you may exercise your option. The first, Method 1, is the traditional form of exercise in which you pay the full exercise price of the option in cash and then receive Shares in the amounts set forth under “Option Information,” above. If you choose Method 1 below, do not complete the information required in Methods 2 and 3.

Alternatively, you can choose either (but not both of) a net share exercise (Method 2) or a pure cash settlement (Method 3). Either of these methods would eliminate the necessity of your making an out of pocket cash payment to Acme to exercise your option. If you choose Methods 2 or 3, the value of the Shares will be calculated using the Fair Market Value of shares of Acme Common Stock determined in the manner set forth in Section 1.6 (e) of Acme’s 2017 Non-Salaried Director Stock Option Plan. Note: In Methods 2 or 3, your choice is subject to Acme’s consent at the time of exercise.

If you choose Methods 2 or 3, you must deliver this exercise notice by email to the Chief Financial Officer of Acme.

Method 1. Standard Exercise. This method involves the payment of the option exercise price in full in cash and receipt of the full amount of Shares.

I enclose cash payment in full of the total exercise price for the Shares in the following amount as authorized by the related Stock Option Agreement: $_____________

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Method 2. Net Share Exercise. This method will enable you to avoid paying the exercise price of the option in cash; the option will be settled in shares. By choosing this method, you authorize Acme to decrease the number of the Shares to be delivered to you by the number of Shares having an aggregate value equal to the total exercise price of your option, calculated as follows:

Fair Market Value A $_____________

Exercise Price B $_____________

# Shares C _____________

Total Value to be Received (A-B)*C $_____________

Divided by Fair Market Value

equals # Shares to be delivered _____________

Method 3. Cash Settlement. This method will enable you to avoid paying the exercise price of the option in cash; the option will be settled in cash. By choosing this method, you authorize Acme to deliver to you cash in an amount equal to the value of the Shares subject to the option, less the total exercise price of the option, calculated as follows:

Fair Market Value A $_____________

Exercise Price B $_____________

# Shares C _____________

Total Value to be Received (A-B)*C $_____________

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the related Stock Option Agreement and Acme’s 2017 Non-Salaried Director Stock Option Plan and (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of my option.

[Optionee Name]

_______________________________________________

Signature

If Methods 2 or 3 are selected:

Agreed to and approved:

ACME UNITED CORPORATION

By:__________________________
Name:

Title:

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